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                                                                    Exhibit 99.1
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                           [LETTERHEAD OF NEXT HEALTH]
                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                 NextHealth, Inc. and Management Group Announce
                          Amendment to Merger Agreement


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     Tucson, Arizona (November 28, 2001) (NASDAQ: NEXT) -- NextHealth, Inc. (the
"Company") and Anam LLC announced today that they have amended the Agreement and Plan of Merger executed by the parties on April 16, 2001 by entering into a First Amendment thereto (such Agreement and Plan of Merger as so amended, the "Amended Merger Agreement"). The Amended Merger Agreement provides for the acquisition by Anam of all of the outstanding capital stock of the Company. The Amended Merger Agreement resulted from negotiations between the Company and Anam over the effects of the events of September 11, 2001 and their aftermath on the Company's financial condition, results of operation and business. Anam is controlled by William T. O'Donnell, Jr., the Company's Chairman and Chief Executive Officer, and George L. Ruff, a director of the Company.

     Under the terms of the Amended Merger Agreement, the Company's stockholders (other than Anam and its subsidiaries) will receive cash in the amount of $5.10 per share outstanding common stock (including shares of common stock issuable upon conversion of outstanding preferred stock) instead of $5.65 per share as previously announced. In addition, the Amended Merger Agreement provides that all unexercised Company employee and director options and outstanding warrants will be converted into a right to receive cash in the amount of $5.10 (less the applicable exercise price) for each share of common stock issuable upon the exercise of such options and warrants; except that the payment in respect of warrants to purchase 341,464 shares of common stock held by AP NH, LLC, an affiliate of Apollo Real Estate Investment Fund II, L.P. ("Apollo") may, at Anam's option, be deferred through the issuance to Apollo of a promissory note in the principal amount of $1,400,000.

     The Company's Board of Directors unanimously approved the Amended Merger Agreement and the transactions contemplated thereby based upon the unanimous recommendation of a Special Committee of the Board and the receipt of an opinion from Prudential Securities Incorporated that the merger consideration to be received by the Company's stockholders pursuant to the Amended Merger Agreement is fair to such stockholders (other than Anam and its controlling affiliates) from a financial point of view. The Special Committee of the Board is composed exclusively of directors with no financial interest in the merger that is different than the interests of the Company's stockholders generally.

     As permitted under the terms of the Amended Merger Agreement, the Special Committee, with the assistance of Prudential Securities, will solicit and encourage the submission of proposals to acquire the Company or its principal properties until December 28, 2001 for the sole purpose of determining if any proposal superior to the merger consideration contemplated by the Amended Merger Agreement is available to the Company. Consistent with its fiduciary duties and subject to

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the terms of the Amended Merger Agreement, the Company's Board of Directors has
reserved its ability to respond to third parties where appropriate.

     The Company currently expects to hold a meeting of its stockholders to vote on the merger during the first quarter of 2002 and consummate the merger on March 22, 2002. Closing of the merger is subject to certain conditions, including the approval of the Company's stockholders. As a result of the Amended Merger Agreement, Anam no longer has a right to terminate the Amended Merger Agreement due to any material and adverse effects that the events of September 11th and their aftermath may have had or will have on the Company's financial condition, assets, results of operations or business.

     Pursuant to the Amended Merger Agreement, Anam has agreed to increase its earnest money deposit by delivering an irrevocable letter of credit in the amount of $3,000,000 to the Special Committee as security for the performance of its obligations under the Amended Merger Agreement, replacing the letter of credit in the amount of $2,500,000 currently being held in an escrow account. In the event that the Company accepts a third party offer to acquire the Company or the Amended Merger Agreement is terminated following the occurrence of certain other events set forth in the Amended Merger Agreement, Anam will be entitled to receive payments in an aggregate amount of up to $2,400,000 and the return of its deposit.

     NOTICE TO READ PROXY STATEMENT: An amended preliminary proxy statement will be filed by the Company with the Securities and Exchange Commission ("SEC") to reflect the Amended Merger Agreement and the transactions contemplated thereby. A definitive proxy statement will be mailed to each stockholder with the notice of the stockholder meeting to be held for the purpose of voting on the merger. Stockholders are urged to read the definitive proxy statement and any other relevant documents to be filed with the SEC, which will contain important information that should be considered before a decision is made regarding the merger. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders in favor of the merger. The merger is subject to the "going private" rules and regulations of the SEC. An amended Schedule 13E-3 reflecting the Amended Merger Agreement and the transactions contemplated thereby will also be filed with the SEC. In addition, when available, stockholders may obtain a free copy of the definitive proxy statement and other documents to be filed by the Company with the SEC at the SEC's web site www.sec.gov or from the Company by contacting the corporate secretary, Bertha Kenny (520.818.5811).

     This press release contains forward-looking statements regarding plans and expectations for the future. Statements looking forward in time are included in this press release pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors that could cause actual results to differ materially from those described in the forward-looking statements include: the failure of the Company's stockholders to approve the merger, and other reasons that could cause the Amended Merger Agreement to terminate in accordance with its terms (including Anam's inability to consummate the financing for the merger); competition from other resort hotel/spas and/or behavioral health facilities; seasonality; or a continuing economic downturn that could limit leisure activity spending; or ongoing effects from the events of September 11, 2001. Further, the Company operates in an industry sector

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where securities values may be volatile and may be influenced by economic and other factors beyond the Company's control. In the context of the forward-looking information provided in this press release and in other reports, please refer to the discussions of Factors That May Affect Future Results detailed in the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's annual report on Form 10-K/A for the year ended December 31, 2000, and the quarterly report on Form 10-Q for the quarter ended September 30, 2001.

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For Information Contact:  Loree Thompson
                          Chief Financial Officer
                          (520) 818-5800
                                or

                          Anna Caston
                          Prudential Securities
                          (212) 778-8610

Visit our web site at WWW.NEXTHEALTH.COM
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